Exhibit 10.8

                         TRIUMPH SECURITIES CORPORATION

TELEPHONE
212/307-6870
FACSIMILE
212/307-6977                                       555 Fifth Avenue. 15th Floor,
New York, NY 10017

                                  July 11,2001

Mr. Peter Holstein
Transmeridian Exploration, Inc.
11811 North Freeway, Suit 500
Houston, TX 77060

Gentlemen:
Please let this letter serve as an agreement between Transmeridian Exploration, Inc (Transmeridian") and Triumph Securities Corporation ("Triumph").

Transmeridian agrees to retain Triumph on an exclusive basis to act as an advisor in connection with arranging an equity underwriting of Transmeridian' s securities.

Transmeridian agrees to pay Triumph a retainer in Transmeridian stock equal to $50,000. The number of shares of Transmeridian will be determined by dividing $50,000 by the price per share of the most recent equity offering. Transmeridian also agrees to reimburse Triumph for its reasonable expenses incurred in connection with this assignment. Such expenses will be billed monthly and are payable upon receipt of Triumph's invoice. Upon the closing of the financing, Transmeridian agrees to pay Triumph an advisory fee equal to $250,000 in cash and issue to Triumph Transmeridian shares equal in value to $200,000. The number of shares will be determined in the same manner as for the retainer shares. The cash portion of this fee will be payable by wire transfer within five (5) business days after the closing of the financing.

Triumph will assist Transmeridian in preparing information about the company for presentation, will arrange meetings with potential underwriters and will advise Transmeridian on the respective merits of various underwriters and syndicate members.

If for any reason Triumph pursues and obtains financing for Transmeridian through a private placement, the terms of that engagement will be set forth in an agreement separate from this advisory agreement.

If the foregoing accurately reflects your understanding of our agreement, please so indicate by signing in the space provided below and returning one copy to Triumph.

Sincerely,
Triumph Securities Corporation
By: /s/ A.T. Stautberg, Jr.
A.T. Stautberg, Jr.

Agreed and Accepted
this 13th day of July, 2001
Transmeridian Exploration, Inc.
By: /s/ Peter L. Holstein
Peter L. Holstein
Chairman of the Board